SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): December 27, 2013


                        ADVANCED CANNABIS SOLUTIONS, INC.
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                 (Name of Small Business Issuer in its charter)


       Colorado                    000-54457                  20-8096131
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  (State of incorporation)    (Commission File No.)         (IRS Employer
                                                          Identification No.)

                         7750 N. Union Blvd., Suite 201
                           Colorado Springs, Co 80920
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                    (Address of principal executive offices)

      Registrant's telephone number, including area code:     (719) 590-1414


                               Promap Corporation
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          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement

     On December 31, 2013 the Company purchased a property in Pueblo County, Colorado for $450,000. The property, which is located in a suburb of Pueblo, Colorado, consists of approximately three acres of land, a 5,000 square foot steel building, and parking lot.

     The purchase price was paid with cash of $280,000 and a promissory note in the principal amount of $170,000. The note bears interest at 8.5% per year and is payable in monthly instruments of principal and interest in the amount of $1,674. All unpaid principal and interest is due December 31, 2018.

     The property is zoned for growing marijuana and is leased to a medical marijuana grower until December 31, 2022. In addition to the monthly rent, the tenant will pay all property taxes and insurance associated with the property.

     The Company also agreed with the tenant to begin construction of an 8,000 sq. ft. light deprivation greenhouse on the property at a cost not to exceed $400,000. Construction is to begin no later than June 25, 2014.

     Once construction is completed, rent will increase to $100,000 annually for the duration of the lease. During the construction phase, the tenant will pay the Company 12% interest on all amounts required for the construction of the greenhouse. Interest payments will be due to the Company on a monthly basis 30 days after payment of construction draws and will terminate once a final Certificate of Occupancy is issued.

Item 2.01.  Completion of Acquisition or Disposition of Assets

      See Item 1.01 of this report.

Item 3.02.  Unregistered Sales of Equity Securities

     On December 27, 2013 the Company sold convertible promissory notes in the principal amount of $530,000 to seven accredited investors. The notes bear interest at 12% per year, payable quarterly, mature on October 31, 2018 and are convertible into shares of the Company's common stock, initially at a conversion price of $5.00 per share.

     The convertible notes were not registered under the Securities Act of 1933 and are restricted securities. The Company relied upon the exemption provided by Rule 506 of the Securities and Exchange Commission in connection with the sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired the convertible notes acquired them for their own accounts. The convertible notes cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of the convertible notes.

Item 8.01.  Other Events

     On December 31, 2013 the Company sold its oil and gas mapping business to an unrelated third party in consideration for the third party's agreement to assume all liabilities associated with the mapping business.

                                       2

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 6, 2014              ADVANCED CANNABIS SOLUTIONS, INC.


                                   By: /s/ Robert Frichtel
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                                       Robert Frichtel, Chief Executive Officer